Exhibit 99.1

Triller Group Inc. Issues Clarification Regarding Omnibus Authorization for Financings

Los Angeles, CA, July 01, 2026 (GLOBE NEWSWIRE) -- Triller Group Inc. (Nasdaq: ILLR) (“Triller” or the “Company”) today provided an update regarding the capital raising flexibility approved by shareholders at the Company’s Annual Meeting held on June 10, 2026.

At the Annual Meeting, shareholders approved a proposal authorizing the Company to issue shares of common stock (or securities convertible into or exercisable for common stock) totaling 20% or more of its outstanding common stock at a discount to market price in one or more private placements. Nasdaq has advised the Company that it will not recognize this omnibus authorization as sufficient for compliance with Nasdaq’s shareholder approval rules.

The Company has not entered into any definitive financing agreement and has not issued any securities under the omnibus authorization since the Annual Meeting. The Company intends to comply with all applicable Nasdaq rules in connection with any future securities issuances.

“This clarification addresses a procedural matter with Nasdaq regarding shareholder approval mechanics,” said Desmond Shu, Acting Chief Financial Officer. “No financing has been undertaken, and the Company remains fully focused on disciplined execution and value creation. We have worked tirelessly and diligently to regain full compliance with Nasdaq listing rules, and we remain committed to pursuing and maintaining full regulatory compliance and related best practices. Additionally, we will continue to evaluate capital opportunities responsibly and in compliance with applicable rules.”

Triller remains focused on advancing its monetization strategy across its social media, sports, and financial services platforms. Management is confident in the Company’s direction and is committed to building long-term shareholder value.

A copy of this clarification – press release has been furnished as an exhibit to a Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission.

About Triller Group Inc.

Triller Group Inc. (Nasdaq: ILLR; ILLRW) is a technology and media company operating Triller App, a social media and live-streaming platform focused on music, sports, fashion and culture, together with AGBA Group, a Hong Kong-based financial-services and platform business with longstanding operations in wealth distribution, healthcare and related services across Asia.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding resumption of trading on Nasdaq, the Company's ability to maintain timely SEC periodic reporting and Nasdaq compliance, the effectiveness of its remediation measures, the anticipated benefits of resumed Nasdaq trading, and the timing of future corporate updates. These statements are based on Triller’s current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially, including risks relating to the effects of the period of trading suspension and resumption of trading on Nasdaq, market conditions, the Company’s ability to execute its monetization and operating plans, the availability of financing, the identification, negotiation or completion of any acquisitions or other strategic transactions, compliance with listing standards and reporting requirements, legal or regulatory proceedings, and the other risks described in Triller’s SEC filings. The words “believe,” “estimate,” “anticipate,” “project,” “intend,” “expect,” “plan,” “outlook,” “scheduled,” “forecast” and similar expressions are intended to identify forward-looking statements.

The forward-looking statements contained in this press release speak only as of the date of its issuance. Except where required by applicable law, the Company expressly disclaims a duty to provide updates to forward-looking statements after the date of this press release to reflect subsequent events, changed circumstances, changes in expectations, or the estimates and assumptions associated with them. The forward-looking statements in this press release are intended to be subject to the safe harbor protection provided by the federal securities laws.

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Contact:
Bethany Lai, Investor Relations and Communications
IR@agba.com